Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL ANNOUNCES STRATEGIC

INVESTMENT AND COLLABORATION AGREEMENT WITH WEICHAI

AMERICA CORP.

Weichai America Corp. to invest $60 million in Power Solutions

Significantly strengthens Power Solutions financial position with new equity capital and establishes substantial strategic growth and cost savings opportunities

WOOD DALE, IL March 27, 2017 – Power Solutions International, Inc. (“PSI” or the “Company”) (Nasdaq: PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced today a share purchase agreement with Weichai America Corp. (“Weichai America”), who will invest $60 million in PSI through a combination of newly issued common equity and preferred shares. Weichai America is a fully owned subsidiary company of Weichai Power Co., Ltd. (HK2338, SZ000338) (“Weichai”), a China-based leading global designer and manufacturer of diesel engines, having sold more than 4 million heavy duty diesel engines, with products sold in more than 110 countries around the world.

The two companies have also agreed to a strategic collaboration agreement under which they will work together to accelerate market penetration opportunities for each company’s respective product lines across various geographic markets and end user segments. Through the alliance, PSI will gain access to Weichai’s international manufacturing facilities and supply chain network.

Gary Winemaster, chairman and chief executive officer of PSI, commented, “The opportunity to partner with a global leader like Weichai enables PSI to strengthen our capital structure and significantly accelerate our growth trajectory. Through this alliance, we will dramatically expand adoption of our engines and technologies for transportation, power generation, and industrial applications within our current markets, including China, the world’s largest market opportunity. In addition, through access to Weichai’s extensive and complementary product offering, we will greatly expand our range of products, increasing the size of our overall addressable market across all of our end user segments. The combination of a broader and deeper product set, enhanced financial strength and expanded geographic reach will enable PSI to better serve a larger customer base and deliver long-term shareholder value. Lastly, it positions us nicely to exceed our original long-term sales target of $1 billion.”

Shaojun Sun, executive president of Weichai commented, “Our strategic investment into PSI will further enhance Weichai’s globalization strategy and brand recognition by strengthening our presence in the key North American markets. Our collaboration with PSI will create synergies particularly in the areas of product manufacturing, sales and marketing and cost reduction by leveraging the experience, expertise and resources of Weichai and PSI, and will lay a solid foundation for PSI’s future growth in the Chinese and other new markets.”

Strategic Benefits

The alliance will provide significant strategic benefits to PSI by leveraging Weichai’s strengths and capabilities in engine research and development, manufacturing capabilities, procurement, distribution and extensive sales channels in China and other emerging markets. The collaboration will enable PSI to broaden its existing product portfolio to meet the demands of its customers, improve its speed to market, and provide expanded access and exposure to new markets. The parties will collaborate on a wide range of areas with the aim to increase the revenue and profitability of PSI.

Under the terms of the strategic collaboration agreement, PSI and Weichai have identified specific areas of initial cooperation including the development of engines for stationary natural gas applications based on Weichai’s base engines, the identification of suitable Weichai products to be developed for sale in North America and commitment to a long term supply agreement under which Weichai will provide castings to PSI at a competitive cost. The companies have also agreed to a detailed program for sharing of best practices across both organizations to capitalize on the strengths of each operation.

Equity Investment

As part of the agreement, Weichai America will purchase 2,728,752 newly issued shares of Common Stock of PSI at $8.00 per share, for cash consideration of $21,830,016. Weichai will also purchase 2,385,624 shares of Series B Convertible Perpetual Preferred Stock of the Company (“Preferred Stock”) (automatically convertible into 4,771,248 shares of Common Stock 20 days following the distribution of an information statement relating to stockholder written consent) for an aggregate purchase price of $38,169,984, reflecting an as converted price of $8.00 per share of Common Stock. Following the transactions, Weichai America will own an aggregate of 40.71 percent of PSI’s total issued and outstanding Common Stock on a fully diluted basis (assuming the conversion of the purchased Preferred Stock into Company Common Stock as of such time).

If the Preferred Stock has not been automatically converted into Common Stock within 180 days after the closing date (the “Accrual Date”), holders of Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock as if the Preferred Stock were converted into shares of Common Stock. Following the Accrual Date, the holder of Preferred Stock shall be entitled to quarterly cumulative dividends at the annual rate of 10 percent of the $16.00 per share liquidation preference.

Additionally, Weichai America will be issued a stock purchase warrant upon the closing date which will have a limited exercise window of 90 days beginning on the eighteen month anniversary of the date of issuance. The warrant is exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that upon exercise Weichai America holds an aggregate number of shares of Common Stock equal to 51 percent of the total Common Stock outstanding. The warrant will be exercisable at a price per share of Common Stock equal to 85 percent of the VWAP during the preceding 20 consecutive trading day period prior to exercise, or 50 percent of such preceding VWAP price if the Company is delisted from Nasdaq. The exercise price is subject to further reduction pursuant to a formula that provides for such adjustment in case the Company’s 2017 adjusted EBITDA is less than $22,000,000 or its net book value per share as of December 31, 2016 (in each case as determined from the Company’s audited financial statements for such fiscal years) is less than $8.00, provided that the aggregate amount of such downward adjustments in the 2018 Warrant exercise price shall not exceed $15,000,000. The warrant is also subject to other conditions and terms which are outlined in the Company’s Form 8-K filing with the Securities and Exchange Commission.

Strengthened Financial Position and Capital Structure

The $60 million in total proceeds will be used as an opportunity to refinance the Company’s debt structure, which will result in a significantly improved capital structure and support the Company’s long-term growth objectives. The Company presently expects to negotiate a restructured short-term debt facility with one or more of its existing lenders, which will include appropriate consents and waivers from its debt holders. The Company believes that the Weichai investment positions the Company to secure a longer-term debt structure which is appropriate for current and future needs.

Governance

On the date of closing, the size of the Company’s board of directors will be increased to seven and the Company will appoint as directors two individuals designated by Weichai America, one of whom will be chairman of the board. Thereafter, at the next annual meeting of Company stockholders the Company will nominate three individuals designated by Weichai America, one of whom will be chairman of the board.

In addition, PSI and Weichai will establish a steering committee to oversee the implementation of the strategic collaboration, comprising three top-level executives from each company. The committee will provide strategic direction and make informed decisions regarding the direction, management and implementation of the collaboration projects.

Timing and Conditions to Close

The closing is anticipated to occur no later than April 4, 2017. The closing is subject to customary closing conditions, including the performance by the Company of agreements and covenants required to be performed prior to the closing date including the Company obtaining required third party consents.

Wunderlich Securities is acting as financial advisor, and ReedSmith is acting as legal advisor to PSI.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

About Weichai

Founded in 2002, Weichai Power Co., Ltd. (Weichai) is the largest car parts and power system conglomerate in China. It controls dozens of quality companies including Shaanxi Heavy-duty Motor Company Limited, Shaanxi Fast Gear Co., Ltd., Zhuzhou Torch Spark Plug Co., Ltd., KION Group AG, Linde Hydraulics GmbH & Co. (KG) and DH Services Luxembourg Holding S.à.r.l. Weichai’s business covers four major segments: complete vehicles, powertrains, hydraulics and parts and components, and it formulates one of the most complete and the most competitive industry chains in China. Weichai is listed on the Main Board of the Stock Exchange of Hong Kong and on the Shenzhen Stock Exchange. For more information on Weichai, visit www.weichai.com.

Weichai America Corp. (Weichai America), headquartered in Chicago, IL, is a fully owned subsidiary company of Weichai Power Co., Ltd.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s Common Stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events or results may differ materially from the Company’s expectations. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com